Exhibit 10.9

NOTE EXCHANGE AGREEMENT, dated as of August 17, 2005, among PENTHOUSE MEDIA GROUP INC., a Delaware corporation (the “Company”), PET CAPITAL PARTNERS LLC, (“PET”), ABSOLUTE RETURN EUROPE FUND (“ARE”, and together with PET, the “Holders”) and PET CAPITAL PARTNERS LLC, as agent for the Holders (“Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Company’s plan of reorganization confirmed by order of the United States Bankruptcy Court for the Southern District of New York dated August 13, 2004, and effective October 5, 2004, the Holders received the Company’s 13% Term Loan Notes due 2011 in the aggregate principal amount of $24,033,160 (the “Notes”); and

WHEREAS, the Company has agreed to issue new 13% Subordinated Term Loan Notes due 2011 in the principal amount of $24,033,160, which will be in the form attached hereto as Annex 1 (the “New Note”); and

WHEREAS, the Company has agreed to deliver to the Holders, and the Holders have agreed to accept, the New Note as payment in full of the Notes, all on the trains and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Section 1.  Exchange of Notes.

(a)  Immediately prior to, or concurrent with, the closing of the offering of certain securities by the Company pursuant to that certain Securities Purchase Agreement dated as of August __, 2005, (the “Securities Offering”), (i) PET shall transfer and assign to the Company all of its right, title and interest in and to its $22,027,971 in principal amount of Notes, (ii) ARE shall transfer and assign to the Company all of its right, title and interest in and to its $2,005,189 in principal amount of Notes, and (iii) in connection therewith, PET and ARE shall each deliver its respective Notes to the Company for cancellation.

(b)  Solely in exchange for the Notes transferred and assigned to the Company by the Holders, and against delivery thereof as aforesaid, (i) the Company shall, and shall cause the subsidiary guarantors thereto to, shall execute and deliver the New Note, dated as of the date of such exchange, to the Agent, and (ii) the Company shall pay to the Holder any accrued and unpaid interest on the Notes as of the date of and through the date of such exchange.

Section 2.  Closing. The closing of the transactions contemplated by Section 1 hereof shall take place immediately prior to, or concurrently with, the Securities Offering at the offices of the Company, or at such other place as may be mutually agreed upon by the Holders and the Company.

Section 3.  Representations and Warranties of the Company. The Company represents and warrants to the Holders as follows:

(a)  Organization and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware  The Company has the corporate power and authority to own and hold its properties, to carry on its business as currently conducted and to execute, deliver and perform this Agreement.  The Company has the corporate power and authority to issue and deliver the New Note.

(b)  Authorization of Agreement. Etc. Each of (i) the execution and delivery by the Company of this Agreement, (ii) the performance by the Company of their respective obligations hereunder and (iii) the execution and delivery of the New Note by the Company, has been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of the Company, or any provision of any indenture, agreement or other instrument to which the Company or any subsidiary, or any of the properties or assets of the Company or any subsidiary is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets the Company or any subsidiary. The New Note has been duly authorized by the Company, when issued and delivered in accordance with this Agreement, will be a valid and enforceable obligation of the Company.

(c)  Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors’ rights generally and to general principles of equity.

(d)  Governmental Approvals. Subject to the accuracy of the representations and warranties of the Holders set forth in Section 4 hereof, no registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance of this Agreement or the execution and delivery of the New Note pursuant to the terms hereof.

Section 4.  Representations and Warranties of the Holders.  Each of the Holders represents and warrants to the Company as follows:

(a)  Title to Note. The Holder is the lawful owner, of record and beneficially, of its Notes, which is free and clear of all liens, charges and encumbrances and is not subject to any claims of any kind whatsoever in favor of any person or entity.

(b)  Investment Representations. The Holder is acquiring the New Note for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The Holder understands that it must bear the economic risk of the Holder’s investment for an indefinite period of time because the New Note is not registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. The Holder agrees not to pledge, transfer, convey or otherwise dispose of any interest in the New Note, except in a transaction that is the subject of either (i) an effective registration statement under the Securities Act and any applicable state securities laws or (ii) an opinion of counsel to the effect that such registration is not required.

Section 5.  Miscellaneous.

(a)  Appointment of Agent. Each Holder hereby irrevocably appoints and authorizes the Agent to accept delivery of the New Notes and to perform the duties of the Agent as set forth in the New Note.

(b)  Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement. Nothing in this Agreement shall in any manner alter the rights of the Holders or the Agent under the New Note.

(c)  Parties in Interest; Third Party Beneficiaries. All the covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall bind their successors and assigns, whether so expressed or not. This Agreement is not intended to confer any rights or remedies upon any person other than the parties hereto.

(d)  Notices. Any notice or other communication required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument that is (w) delivered in person, (x) sent by first class certified mail, postage prepaid, (y) sent by nationally recognized overnight courier or (z) sent by facsimile (and followed by a copy of such notice sent in a manner described (in any of (w)-(y) above), in each case addressed to such party as follows:

(i)

if to the Company, to:

Penthouse Media Group Inc.

2 Penn Plaza, 11th Floor

New York, NY 10121

Attention: Joshua R. Bressler, Esq.

Facsimile No.: (561) 912-1747

(ii)

if to the Agent or to the Holders, to:

PET Capital Partners LLC, as Agent

6800 Broken Sound Parkway

Boca Raton, Florida 33487

Facsimile No.: (561) 988-1707

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the third business day following the date of such mailing, (c) in the case of delivery by overnight courier, on the business day following the date of delivery to such courier, and (d) in the case of facsimile, when received.

(e)  Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified except in a writing signed by all of the parties hereto.

(e)  Termination. If the Securities Offering has not occurred on or prior to September 1, 2005, this Agreement shall automatically terminate.

(f)  Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree that facsimile signatures hereon shall be deemed to be original signatures.

(g)

LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Note Exchange Agreement as of the day and year first above written.

COMPANY:

PENTHOUSE MEDIA GROUP INC

By  /s/ Daniel C. Staton

Daniel C. Staton, Chairman

HOLDERS:

PET CAPITAL PARTNERS LLC

By NAFT Ventures I LLC, Managing Member

By  /s/ Marc H. Bell

Marc H. Bell, Managing Member

ABSOLUTE RETURN EUROPE FUND

By PET Capital Partners LLC, Attorney-in-

Fact

By NAFT Ventures I LLC, Managing Member

By  /s/ Marc H. Bell

Marc H. Bell, Managing Member

AGENT:

PET CAPITAL PARTNERS LLC, as Agent

By NAFT Ventures I LLC, Managing Member

By  /s/ Marc H. Bell

Marc H. Bell, Managing Member

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